EXHIBIT 23.3

                         Consent of Arthur Andersen LLP,

                          Certified Public Accountants,

                             dated November 17, 1998


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                 CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the use of our report dated February 27, 1998 with respect to the financial statements of Buckhead Residence Associates, L.L.C. and our report dated February 27, 1998 with respect to the financial statements of Gwinnett Residence Associates, L.L.C. included in or made part of this Registration Statement (File No. 333-9943.)


/s/ Arthur Andersen LLP
Arthur Andersen LLP

Atlanta, Georgia
November 17, 1998